Rule 424(b)(3)
                                                     Registration No. 333-118005


REOFFER PROSPECTUS
SUPPLEMENT NO. 1



                          LIFESTREAM TECHNOLOGIES, INC.

                        25,000,000 SHARES OF COMMON STOCK


         Our prospectus dated August 6, 2004 is hereby supplemented as follows:

         The information relating to Mr. Edward Siemens, in the table under the caption "Selling Security Holders," is hereby supplemented to read as follows:

                                                   Shares to be   Percentage to
Name of Selling    Number of       Shares to be    Owned After    be Owned After
Security Holder    Shares Owned    Offered (9)     Offering       Offering
---------------    ------------    -----------     --------       --------

Edward Siemens      3,492,631      2,763,746 (6)    728,885           *

----------------
*    Less than 1%.

(6) Consists of 1,102,214 shares of common stock and 1,661,532 shares issuable upon exercise of stock options.

     Except as set forth above, our prospectus dated August 6, 2004 remains in full force and effect.















 The date of this prospectus is August 6, 2004, as supplemented on July 5, 2005